Exhibit 99.1

                               PRESS RELEASE
                          REPORT OF EARNINGS AND
                  BOARD OF DIRECTORS AUTHORIZES SEABOARD
                      TO REPURCHASE ITS COMMON STOCK

                                                             August 8, 2007
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended June 30, 2007 and July 1, 2006, in thousands of dollars except per share amounts.

                                      Three Months Ended     Six Months Ended
                                       June 30,   July 1,   June 30,    July 1,
                                         2007       2006      2007       2006

Net  sales                          $  742,219 $  688,937 $1,471,367 $1,324,510


Net  earnings                       $   42,657 $   69,190 $   92,012 $  120,730

Net  earnings per common share      $    33.82 $    54.85 $    72.95 $    95.71

Average number of shares outstanding 1,261,367  1,261,367  1,261,367  1,261,367


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at www.seaboardcorp.com/news.

Seaboard Corporation today announced that on August 7, 2007 its Board of Directors authorized Seaboard to repurchase from time to time prior to August 31, 2009 up to $50 million market value of its Common Stock in open market or privately negotiated purchases. The stock repurchase will be funded by cash on hand.